FIRST AMENDMENT TO

TERM LOAN AGREEMENT

This First Amendment to Term Loan Agreement (the “Amendment”), dated as of January 12, 2012 (the “Effective Date”), is by and among Associated Estates Realty Corporation (the “Borrower”), PNC Bank, National Association and the other banks and financial institutions whose signatures appear below (collectively, the “Lenders”) and PNC Bank, National Association, not individually but as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

A.            Borrower, Administrative Agent, and certain of the Lenders are parties to that certain Term Loan Agreement dated as of June 3, 2011 (the “Term Loan Agreement”), pursuant to which such Lenders made available to Borrower a term loan with an Aggregate Commitment of $125,000,000.  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the Term Loan Agreement.

B.            Borrower and the Lenders wish to amend the Term Loan Agreement to modify certain of the terms, covenants, and provisions in the Term Loan Agreement, all as set forth herein, and in connection therewith, the undersigned Subsidiary Guarantors, being all of the Subsidiary Guarantors under the Term Loan Agreement, have been asked to execute this Amendment to provide their consent to and approve of the foregoing Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.             Incorporation. The foregoing Recitals to this Amendment are hereby incorporated and made part of this Amendment.

2.             Effectiveness. This Amendment shall be effective from and after the Effective Date shown above, which is the date on which each of the Borrower, the Administrative Agent and the Required Lenders have executed and delivered to the Administrative Agent a counterpart of this Amendment.

3.             Changes to Defined Terms.  From and after the Effective Date, Article I of the Term Loan Agreement shall be amended as follows:

    a.              The following defined terms shall be added:

                “Credit Rating” means the rating assigned by a rating agency to the senior unsecured long term Indebtedness of a Person.

                “Fitch” means Fitch, Inc., and its successors.

                “Investment Grade Rating” means a Credit Rating of BBB-/BBB-/Baa3 or higher from any of S & P, Fitch, or Moody’s, respectively.

            “Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person.

            “Risk‑Based Capital Guidelines” means (i) the risk‑based capital guidelines in effect in the United States on the Effective Date of the First Amendment hereto, including transition rules, and (ii) the corresponding capital regulations promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, including transition rules, and any amendments to such guidelines, rules and regulations adopted prior to such Effective Date.

b.         The definition of “Capitalization Rate” is deleted in its entirety and shall be replaced by the following:

                        “Capitalization Rate” means six and three quarters percent (6.75%).

c.         The definition of “Change in Law” is deleted in its entirety and shall be replaced by the following:

            “Change in Law” means (i) any change after the Effective Date of the First Amendment hereto in the Risk‑Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi‑governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after such Effective Date which affects the amount of capital required or expected to be maintained by any Lender or any lending office of such Lender or any corporation controlling any Lender.  Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date adopted, issued, promulgated or implemented.

d.         The definition of “Eligible Unencumbered Project” is modified by (i) adding at the end of clause (c) thereof the words,  “if and for so long as required by Section 3.4”, (ii) replacing all references in clause (f) thereof to “Subsidiary Guarantor” with “Subsidiary” and (iii) deleting at the end of such definition the words, “and (h) as of the date such Project first becomes an Eligible Unencumbered Project, at least 75% of the residential units within such Project are subject to third party occupancy leases.”

e.         The definition of “Unencumbered Real Property Adjusted NOI” is modified by replacing all references therein to “Subsidiary Guarantor” with “Subsidiary, which Subsidiary is also a Subsidiary Guarantor if and for so long as required by Section 3.4.”

f.          The definition of “Unencumbered Real Property Value” is modified by replacing all references therein to “Subsidiary Guarantor” with “Subsidiary, which Subsidiary is also a Subsidiary Guarantor if and for so long as required by Section 3.4.”

4.          Other Changes to Term Loan Agreement.  From and after the Effective Date, the following sections in the Term Loan Agreement shall be modified as follows:

a.              In the first sentence of Section 2.15, a parenthesis is hereby added after the words “Article IX”.

b.             A new Section 3.4 shall be added as follows:

3.4       Termination of Subsidiary Guaranty.

            (a)        The Subsidiary Guaranty shall continue in full force and effect from the Agreement Execution Date through and until such date as (i) Borrower has delivered to the Agent evidence that Borrower has received an Investment Grade Rating from either S&P or Moody’s and (ii) Borrower has notified Agent that it will within fourteen (14) days or less, (A) file a preliminary prospectus with the Securities and Exchange Commission for a public bond offering or (B) enter into a placement agreement for a private debt issuance.  Within five (5) Business Days after the date on which each of the foregoing requirements is met, provided that no Event of Default or Potential Default has occurred and is then continuing, the Agent execute and deliver on behalf of the Lenders such documents as may be required to terminate the Subsidiary Guaranty in its entirety and to release the Subsidiary Guarantors from any further liability thereunder.

            (b)        Subject to the provisions of subsection (c) below, in the event that, at any time following the release of the Subsidiary Guaranty in accordance with subsection (a) above, Borrower shall no longer be maintaining an Investment Grade Rating from either S&P or Moody’s, the requirement for a Subsidiary Guaranty shall be reinstated and, not later than five (5) Business Days after the loss of such Investment Grade Rating, Borrower shall cause each Subsidiary which then owns a Qualifying Unencumbered Project to execute and deliver to the Administrative Agent a new Subsidiary Guaranty in the form of Exhibit D. Borrower shall thereafter cause each additional Subsidiary which owns a Qualifying Unencumbered Project to execute and deliver to the Administrative Agent  a joinder thereto in the form of Exhibit A attached to such form of Subsidiary Guaranty.  In addition, notwithstanding the fact that Borrower is maintaining such Investment Grade Rating, if at any time after the Subsidiary Guaranty has been terminated, any owner of a Qualifying Unencumbered Project shall incur any Recourse Indebtedness, including without limitation any Guarantee Obligations with respect to any Indebtedness of Borrower, any other member of the Consolidated Group or any Investment Affiliate, the requirement for a Subsidiary Guaranty shall be reinstated as to such owner and, not later than five (5) Business Days after the incurrence of such Indebtedness, Borrower shall cause each such Subsidiary to execute and deliver to the Administrative Agent a new Subsidiary Guaranty in the form of Exhibit D, or if such a Subsidiary Guaranty has previously executed by other Subsidiaries, to execute and deliver to the Administrative Agent a joinder thereto in the form of Exhibit A attached to such form of Subsidiary Guaranty.

            (c)        Borrower’s obligation to cause the Subsidiaries which are the owners of Qualifying Unencumbered Projects to execute or join in a reinstated Subsidiary Guaranty on account of the loss of such Investment Grade Rating, as set forth in subsection (b) above, shall not apply to any such Subsidiary if the taking of such action by such Subsidiary would be prohibited by Borrower’s supplemental indenture governing its public debt or the placement agreement governing its private debt issue.  In such case Borrower instead agrees that, in addition to the general restrictions on Indebtedness of the Consolidated Group imposed by Section 7.23 below, Borrower shall not cause, or permit or suffer, any Subsidiary owning a Qualifying Unencumbered Project from time to time which is not a party to the Subsidiary Guaranty to incur any other Indebtedness(other than obligations of such Subsidiary for the deferred purchase price of property or services not to exceed an aggregate outstanding amount of $1,000,000 at any time), including without limitation any Guarantee Obligations with respect to any Indebtedness of Borrower, any other member of the Consolidated Group or any Investment Affiliate.

(d)       In the event Borrower once again delivers to the Agent evidence that Borrower has received an Investment Grade Rating from either S&P or Moody’s following the occurrence of the events described in Section 3.4(b) above then, in such event, (i) the provisions of Section 3.4(a) shall operate anew to require the release of the Subsidiary Guaranty then in effect and the provisions of the first two sentences of Section 3.4(b) and the provisions of Section 3.4(c) shall both cease to apply to Borrower unless and until Borrower shall no longer be maintaining such Investment Grade Rating.

c.           Section 6.21 is deleted in its entirety and shall be replaced as follows:

                        “Except for such times as Borrower shall have satisfied the conditions of Section 3.4(a) and shall maintain an Investment Rating from either S&P or Moody’s and except with respect to any Subsidiary which shall qualify for exemption under the conditions of Section 3.4(c), Borrower shall cause each Subsidiary Guarantor listed on Schedule 3.1, as amended from time to time, to execute and deliver to the Administrative Agent the Subsidiary Guaranty.  Except for such times as Borrower shall have satisfied the conditions of Section 3.4(a) and shall maintain an Investment Rating from either S&P or Moody’s and except with respect to any Subsidiary which shall qualify for exemption under the conditions of Section 3.4(c), Borrower shall cause each Subsidiary which hereafter owns a Qualifying Unencumbered Project to execute and deliver to the Administrative Agent a joinder in the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary Guaranty.  Borrower covenants and agrees that each Subsidiary which it shall cause to execute the Subsidiary Guaranty shall be fully authorized to do so by its supporting organizational and authority documents and shall be in good standing in its state of organization and shall have obtained any necessary foreign qualifications required to conduct its business.  Notwithstanding the foregoing, certain Subsidiary Guarantors may be released therefrom pursuant to the terms and provisions of Section 3.3.”

d.           Section 7.18 is deleted in its entirety and shall be replaced as follows:

            Secured Indebtedness.  At all times until the last day of the fiscal quarter in which Borrower first receives an Investment Grade Rating from either S & P or Moody’s, Borrower will not allow, or permit any member of the Consolidated Group to allow, the aggregate outstanding principal amount of Secured Indebtedness of the Consolidated Group which is also Recourse Indebtedness to exceed ten percent (10%) of the then‑current Total Asset Value at any time. From and after the first day of the fiscal quarter following the fiscal quarter in which Borrower first receives an Investment Grade Rating from either S & P or Moody’s, Borrower will not allow, or permit any member of the Consolidated Group to allow, the aggregate outstanding principal amount of all of the Consolidated Group’s Secured Indebtedness (whether Recourse Indebtedness or Non‑Recourse Indebtedness) to exceed forty-five percent (45%) of the then-current Total Asset Value. The amount of the Consolidated Group’s Secured Indebtedness which is Non-Recourse Indebtedness shall be limited only by Section 7.20(a) and Section 7.20(b) and the preceding sentence of this Section 7.18.

e.            In Section 7.19, the reference to “$500,000,000” shall be deleted and replaced with a reference to “$600,000,000”.

f.            In Section 7.20(b), the reference to “June 30, 2011” shall be deleted and replaced with a reference to “September 30, 2011”.

g.           In Section 7.20(e), references to “85%” shall be deleted and replaced with references to “80%”.

h.           In Section 7.23, the first sentence thereof shall be deleted and replaced with, “Neither Borrower nor any other member of the Consolidated Group shall incur any Indebtedness of a revolving nature other than this Facility and corporate credit card accounts used by Borrower’s employees in the ordinary course of business.”

i.            In Section 9.2, (i) clause (a) of the first sentence thereof shall be deleted and replaced with the following: “(a) Extend the Facility Termination Date, or forgive all or any portion of the principal amount of any Loan or accrued interest thereon or any fee payable to Administrative Agent for the benefit of the Lenders generally, reduce the Applicable Margins (or modify any definition herein which would have the effect of reducing the Applicable Margins) or the interest rate or underlying interest rate options, reduce any fee payable to Administrative Agent for the benefit of the Lenders generally, or extend the time of payment of any such principal, interest or fees.”; (ii) the following two clauses are added as clauses (c) and (d) and the remaining clauses are relettered accordingly: “(c) Release any Subsidiary Guarantor from the Subsidiary Guaranty, except as expressly provided for herein. (d) If any collateral shall hereafter be provided for the Obligations, release all or any portion of such collateral, except as expressly provided for herein.”; and  (iii) the reference to “ 9.2(f)” in the second sentence of Section 9.2 is hereby changed to “Section 9.2(h)”.

j.            In Section 11.11, the first sentence thereof shall be deleted and replaced by the foregoing:

            At such time as a Lender becomes a Defaulting Lender, such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of the Required Lenders, each affected Lender or all Lenders shall be immediately suspended until such time as the Lender is no longer a Defaulting Lender, except that the Commitment of the Defaulting Lender may not be increased and the Facility Termination Date may not be extended (other than extensions at Borrower’s option under Section 2.23 or extensions following Borrower’s failure to repay the outstanding Advances and all other unpaid Obligations in full on the Facility Termination Date resulting from execution of a forbearance agreement or other agreement binding the Lenders to refrain from exercising remedies), without such Defaulting Lender’s consent.

k.          The caption (i.e. “RE:”) paragraph of the form of Compliance Certificate attached to the Term Loan Agreement as Exhibit B shall be deleted in its entirety and shall be replaced by the following:

Re:

(1)            Term Loan Agreement dated as of June 3, 2011, as amended by that certain First Amendment to Term Loan Agreement dated as of January 12, 2012 (as may be further amended, modified, supplemented, restated, or renewed, from time to time, the “Term Agreement”) between ASSOCIATED ESTATES REALTY CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Term Lenders”).

(2)             Second Amended and Restated Credit Agreement dated as of January 12, 2012  (as amended, modified, supplemented, restated, or renewed, from time to time, together with the Term Agreement, the “Agreement”) between ASSOCIATED ESTATES REALTY CORPORATION (the “Borrower”), and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (together with the Term Lenders, the “Lenders”).”

5.          Reaffirmation of and Amendment to Subsidiary Guaranty.  The undersigned Subsidiary Guarantors, jointly and severally, hereby (i) approve and ratify this Amendment, together with all of their joint and several obligations, in connection herewith, (ii) agree that the following additional clause is hereby added at the end of the first sentence of Section 3 of the Subsidiary Guaranty: “and (vi) the unenforceability of all or any part of the Facility Indebtedness or Obligations against Borrower, whether because the Facility Indebtedness or Obligations exceed the amount permitted by law or violate any usury law, or because the act of creating the Facility Indebtedness or Obligations, or any part thereof, is ultra vires, or because the officers or Persons creating same acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower has any valid defense, claim or offset with respect thereto, or because Borrower’s obligation ceases to exist by operation of law, or because of any other reason or circumstance, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other Person be found not liable on the Facility Indebtedness or Obligations, or any part thereof, for any reason (and regardless of any joinder of Borrower or any other party in any action to obtain payment or performance of any or all of the Facility Indebtedness or Obligations).agree and confirm that the Term Loan Agreement, as modified by this Amendment, remains in full force and effect in accordance with its terms,” and (iii) acknowledge that their obligations under the Subsidiary Guaranty continue in full force and effect  and agree to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Subsidiary Guaranty, as modified by the foregoing.

6.          Representations and Warranties.  Borrower hereby represents and warrants to Lenders and the Administrative Agent that as of the Effective Date:

a.            no Event of Default or Potential Default exists under the Term Loan Agreement or the other Loan Documents or will exist after giving effect to the terms of this Amendment;

b.            the representations and warranties contained in Article VI of the Term Loan Agreement are true and correct;

c.           the Term Loan Agreement and the other Loan Documents are in full force and effect and it has no defenses or offsets to, or claims or counterclaims relating to, the obligations under the Term Loan Agreement or any of the other Loan Documents;

d.           other than changes which have been previously provided to and approved by the Administrative Agent, no changes have been made to its organizational documents since the Agreement Execution Date; and

e.            it has full power and authority to execute this Amendment.

7.         Reimbursement to Administrative Agent.  The Borrower agrees to reimburse the Administrative Agent for all reasonable out-of-pocket expenses (including, but not limited to fees relating to legal, consulting, or auditing expenses) incurred in connection with the preparation, negotiation, and consummation of this Amendment.

8.          References to Term Loan Agreement; Inconsistency.  All references in the Loan Documents to the Term Loan Agreement henceforth shall be deemed to refer to the Term Loan Agreement as amended by this Amendment.  In the event of a conflict or inconsistency between the provisions of the Loan Documents and the provisions of this Amendment, the provisions of this Amendment shall govern.

9.          Continuing Force and Effect of Term Loan Agreement and Loan Documents.  The provisions of the Term Loan Agreement and other Loan Documents are in full force and effect, except as amended herein, and the Loan Documents as so amended are hereby ratified and reaffirmed by Borrower.  Nothing contained in this Amendment shall be construed to disturb, discharge, cancel, impair or extinguish the indebtedness evidenced by the existing Notes and the other Loan Documents.

10.        Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to federal laws applicable to national banks.

[Signature pages follow]

IN WITNESS WHEREOF, Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

ASSOCIATED ESTATES REALTY CORPORATION, an Ohio corporation

By:       /s/ Bradley A. Van Auken

Name:  Bradley A. Van Auken

Title:    Vice President

1 AEC Parkway

Richmond Heights, Ohio  44143

                                                Attention:         Vice President and General Counsel

                                                Telephone:       (216) 797-8780

                                                                        Facsimile:        (216) 797-8719

The undersigned, being all of the Subsidiary Guarantors under the Term Loan Agreement, hereby consent to and approve of the foregoing Amendment and agree that their obligations under the Subsidiary Guaranty shall continue in full force and effect with respect to the Loan, as increased and modified by the foregoing Amendment:

SANDLER at ALTA LAGO, LLC, a Virginia limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC BEDFORD COMMONS, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
BUCKHEAD AERC, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC LAKE FOREST, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WESTWIND, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC MORGAN PLACE, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC SAN RAPHAEL, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC ARROWHEAD STATION, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

ASPEN LAKES - AERC, INC., a Michigan corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC BENNELL, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC SUMMER RIDGE, LLC A Delaware limited liability company By: AERC Summer, Inc., its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC KENSINGTON GROVE, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WILLIAMSBURG, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC WESTERN RESERVE, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WESTCHESTER, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC SPRING BROOK, LLC, a Delaware limited liability company By: AERC Brook, Inc., its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC STERLING PARK, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC LANDINGS A PRESERVE, LLC, a Delaware limited liability company By: AERC Landings, Inc., Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC OAKS HAMPTON, LLC, a Delaware limited liability company By: AERC Oaks, Inc., its Manager By:/s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC COUNTRY PLACE, LLC, a Delaware limited liability company By: AERC Country I, Inc., its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

3

AERC CHRISTOPHER WREN, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC GEORGETOWN PARK, LLC, a Delaware limited liability company By: AERC Georgetown, Inc., its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

AERC DPF PHASE II, LLC,

a Delaware limited liability company

By:      AERC DPF Georgia Ventures, LLC
            a Delaware limited liability company

            By:       AERC of Georgia, Inc.,

                        its Sole Member

            By:       /s/ Bradley A. Van Auken

            Name:  Bradley A. Van Auken

            Title:    Vice President

AERC DPF PHASE I, LLC,
a Delaware limited liability company

By:      AERC DPF Georgia Ventures, LLC,
            a Delaware limited liability company

            By:       AERC of Georgia, Inc.,
                        its Sole Member

            By:       /s/ Bradley A. Van Auken
            Name:  Bradley A. Van  Auken            Title:    Vice President

AERC HEATHERMOOR, INC. a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC CENTRAL PARK PLACE, LLC A Delaware limited liability company By: AERC Central Park, Inc. its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC PERIMETER LAKES, INC., a Delaware corporation By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC CLINTON PLACE, LLC, a Delaware limited liability company By: AERC Clinton, Inc., its Manager By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President
AERC WELLINGTON, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President	AERC VIENNA METRO, LLC, a Delaware limited liability company By: Associated Estates Realty Corporation, its sole member By: /s/ Bradley A. Van Auken Name: Bradley A. Van Auken Title: Vice President

4

COMMITMENT:                                             PNC BANK, NATIONAL ASSOCIATION,

$30,000,000                                                    Individually and as Administrative Agent

By:       /s/ John E. Wilgus, II

Name:  John E. Wilgus, II

Title:    Senior Vice President

PNC Real Estate

1900 East Ninth Street - 22nd Floor

Mail Stop:  B7-YB13-22-1

Cleveland, OH  44114

Phone:             216-222-6032

Facsimile:        216-222-6070

Attention:         John E. Wilgus, II

      Senior Vice President

      Real Estate Banking

COMMITMENT:                                             WELLS FARGO BANK, N.A., individually and as

$30,000,000                                                    Syndication Agent

By:       /s/ Scott S. Solis

Name:  Scott S. Solis

Title:    Senior Vice President

                                    123 N. Wacker Drive, Suite 1900

                                    Chicago, IL  60606

                                    Attention:         Scott Solis

                                    Phone:             312-269-4818

                                    Facsimile:        312-782-0969

COMMITMENT:                                             U.S. BANK NATIONAL ASSOCIATION,

$25,000,000                                                    individually and as Documentation Agent

By:       /s/ Curt M. Steiner

Name: Curt M. Steiner

Title:    Senior Vice President

                                    U.S. Bank National Association

                                    209 South LaSalle Street, Suite 210

                                    Chicago, IL 60604

                                    Attention:         Curt M. Steiner, Senior Vice President

                                    Phone:             (312) 325-8756

                                    Facsimile:        (312) 325-8853

COMMITMENT:                                             RAYMOND JAMES BANK, FSB

$13,750,000

By:       /s/ James Armstrong

Name: James Armstrong

Title:    Vice President

                                    710 Carillon Parkway

                                    St. Petersburg, FL  33716

                                    Attention:         James Armstrong

                                    Phone:             727-567-7919

                                    Facsimile:        866-205-1396

COMMITMENT:                                             CITIBANK, N.A.

$12,500,000

By:       /s/ John C. Rowland

Name:  John C. Rowland

Title:    Vice President

Citibank, N.A.

388 Greenwich Street, 23rd Floor

New York, NY  10013

Attention:         Rita C. Lai

Phone:             212-723-5931

Facsimile:        212-723-8550

COMMITMENT:                                             RBS CITIZENS BANK N.A. d/b/a CHARTER

$13,750,000                                                    ONE

By:       /s/ Samuel A. Bluso

Name: Samuel A. Bluso

Title:    Senior Vice President

RBS Citizens Bank N.A. d/b/a Charter One

1215 Superior Avenue, OH S675

Cleveland, OH  44114

Attention:         Samuel A. Bluso

Phone:             216-277-0388

Facsimile:         216-277-4660